Exhibit 99.1

Contacts:
Investor Relations:	Media:
Matthew.Fort@irco.com	Sara.Hassell@irco.com
Ingersoll Rand to Acquire ILC Dover to Expand Presence in Life Sciences
•Attractive upfront purchase multiple of approximately 17x 2024E Adjusted EBITDA, supported by Adjusted EBITDA margins in the mid-30s and a three-year historical organic revenue CAGR in the mid-teens, which are both immediately accretive to the Precision and Science Technologies (P&ST) segment.
•Adds new technologies for life science applications including innovative powder and liquid single-use solutions for biopharma and pharma, and niche solutions for the design and production of silicone, thermoplastic, and specialty rubber components for medical devices, with approximately 75% of revenue from consumable, like-for-like replacement or recurring revenue streams.
•Expands Ingersoll Rand's addressable market by more than $10 billion, to a total of approximately $65 billion, in highly fragmented market segments with significant and sustainable growth tailwinds.
•Increases access for existing Ingersoll Rand life science solutions through established direct channel and strong customer connectivity in biopharma, pharma, cell and gene therapy, and related life science end markets, supported by iconic, premium life sciences brands.
DAVIDSON, N.C. – March 25, 2024 – (BUSINESS WIRE) -- Ingersoll Rand Inc. (NYSE:IR), a global provider of mission-critical flow creation and industrial solutions, has entered into an agreement to acquire ILC Dover (“ILC”) from New Mountain Capital, LLC, a leading growth-oriented investment firm with approximately $50 billion in assets under management. The deal includes an upfront cash purchase price of approximately $2.325 billion and an earnout tied to the achievement of select operating efficiency metrics in 2024. At its maximum payout, the earnout increases the 17x upfront purchase multiple by less than one turn.
ILC is a world-leader in the design and production of highly innovative solutions for biopharmaceutical, pharmaceutical, and medical device markets as well as a leading supplier for the space industry. ILC has a 75-year heritage of innovation and commitment to expanding its product portfolio of mission-critical applications. ILC serves its global customer base across 11 engineering and production facilities located in North America, Europe, and Asia, with more than 2,000 team members.
In connection with this acquisition, Ingersoll Rand will establish a life sciences platform within its P&ST segment, consisting of ILC plus Ingersoll Rand’s life science-focused brands including Thomas, Welch, Zinsser Analytic, Tricontinent, Air Dimensions, and ILS. Corey Walker, ILC President and CEO, will lead the life sciences platform and join the Ingersoll Rand leadership team, reporting to Vicente Reynal, chairman and chief executive officer. This platform will have approximately $700 million in revenue and will enable Ingersoll Rand to further focus its growth and investment in life sciences, a key strategic area for the company. Current P&ST segment leader Santiago Arias Duval will continue to report to Reynal and lead a second platform within P&ST consisting of the remaining P&ST businesses, which represent approximately $1 billion in revenue.
“This acquisition is the next phase of our long-term vision to expand into higher-growth end markets like life sciences. I am incredibly excited to partner with Corey and the outstanding team at ILC, whom we’ve admired for their innovative products and decades of experience in life sciences, to enhance our presence in key workflows and applications,” said Vicente Reynal, Ingersoll Rand chairman and CEO. “We see many opportunities to leverage ILC’s established market positions and brands, including the ability to attach Ingersoll Rand’s existing liquid handling technologies and positive displacement pumps to ILC’s single-use solutions in key biopharma and pharma production processes. Through ILC, we will get access to approximately 1,000 customers in the broader life science and healthcare sectors, where we can leverage our demand generation capabilities to drive incremental growth in other Ingersoll Rand product lines like compressors. Working together, we will continue to drive sustained growth, lead customer value and innovation, and maximize value creation.”
“I am very proud of our team’s passion for innovation, commitment to world-class quality, and overall dedication to our customers during a period of rapid growth,” said Corey Walker, ILC President and CEO. “I’m excited to combine the Ingersoll Rand and ILC Life Science portfolio of products that allow us to serve our customers from the discovery phase in the laboratory to the commercial production of life saving therapies. ILC Dover’s direct channel access coupled with Ingersoll Rand’s proven growth and efficiency tools will allow us to accelerate our ability to serve customers across their workflows.”
“Since we acquired ILC in early 2020, we have made substantial investments to support and drive growth. ILC significantly increased its manufacturing capabilities and cleanroom capacity while also driving meaningful operational initiatives to better
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serve its customers,” said Andre Moura, Managing Director at New Mountain Capital. “We would like to thank Corey Walker and his management team for the successful partnership. Under Corey’s leadership, the business materially expanded its product set, including its portfolio of flexible, single-use solutions for sterile and aseptic manufacturing processes. We see a strong fit between Ingersoll Rand and ILC, and we are confident that Ingersoll Rand is the right partner for its next stage of growth.”
This acquisition is immediately accretive to Ingersoll Rand’s growth and margin rates. ILC’s revenue has grown at a mid-teens CAGR organically over the last three years and is expected to reach almost $400 million in revenue in 2024E, with mid-30s Adjusted EBITDA margins. Through the deployment of Ingersoll Rand Execution Excellence (IRX) and organic growth enablers like Demand Generation Excellence (DGX), Ingersoll Rand expects to achieve a ROIC in the high single digits by year three of its ownership. This acquisition is subject to customary regulatory approvals and is expected to close in Q2 2024.
Investor Conference Call and Presentation
Ingersoll Rand will host a live investor conference call to discuss this announcement on Monday, March 25, 2024, at 10:00 a.m. Eastern Daylight Time. To participate in the call, please dial (800) 715-9871, domestically, or +1 (646) 307-1963, internationally, and use access code 4101345.
A real-time audio webcast can be accessed via the Events and Presentations section of the Ingersoll Rand Investor Relations website, in addition to a replay shortly after completion. Conference call slides will be posted in advance of the call.
Advisors
Kirkland & Ellis LLP is serving as legal counsel to Ingersoll Rand. Jefferies LLC and Goldman Sachs & Co. LLC are serving as financial advisors and Simpson Thacher & Bartlett LLP is serving as legal counsel to ILC Dover and New Mountain Capital.
About Ingersoll Rand Inc.
Ingersoll Rand Inc. (NYSE:IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to Making Life Better for our employees, customers, shareholders, and planet. Customers lean on us for exceptional performance and durability in mission-critical flow creation and industrial solutions. Supported by over 80+ respected brands, our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity, and efficiency. For more information, visit www.IRCO.com.
About New Mountain Capital
New Mountain Capital is a New York-based investment firm that emphasizes business building and growth, rather than debt, as it pursues long-term capital appreciation. The firm currently manages private equity, credit and net lease investment strategies with approximately $50 billion in assets under management. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit https://www.newmountaincapital.com/.
New Mountain Capital Media Contact:
Dana Gorman
H/Advisors Abernathy
dana.gorman@h-advisors.global
Forward-Looking Statements
These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) adverse impact on our operations and financial performance due to natural disaster, catastrophe, global pandemics, geopolitical tensions, cyber events, or other events outside of our control; (2) unexpected costs, charges or expenses resulting from completed and proposed business combinations, including the proposed acquisition of ILC; (3) uncertainty of the expected financial performance of the Company; (4) failure to realize the anticipated benefits of completed and proposed business combinations, including from the proposed acquisition of ILC; (5) the ability of the Company to implement its business strategy; (6) difficulties and delays in achieving revenue and cost synergies from the proposed acquisition of ILC; (7) inability of the Company to retain and hire key
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personnel; (8) evolving legal, regulatory and tax regimes; (9) changes in general economic and/or industry specific conditions; (10) actions by third parties, including government agencies; (11) uncertainties as to if or when the conditions to closing the proposed acquisition of ILC will be satisfied; (12) potential business uncertainty as a result of changes to existing business relationships that could affect Ingersoll Rand’s or ILC’s financial performance and operating results; and (13) other risk factors detailed in Ingersoll Rand’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are available on the SEC’s website at http://www.sec.gov. The foregoing list of important factors is not exclusive.
Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
Non-GAAP Financial Measures
Included in this press release are certain non-GAAP financial measures designed to supplement, and not substitute, the financial information provided in accordance with generally accepted accounting principles (“GAAP”) in the United States of America because management believes such measures are useful to investors. Reconciliations of non-GAAP measures related to 2024 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
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